SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) May 23, 1997
                                  ------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48243-7301
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 5. OTHER EVENTS

         (a) Certain audited financial information and unaudited interim financial information for the Defense Business of Hughes Electronics Corporation (Hughes Defense) identified in Item 7 below and included herein as Exhibits 99.1 and 99.2, respectively, relate to a series of transactions (the "Hughes Transactions"), which General Motors Corporation (GM) is seeking to complete by year end 1997. The transactions are described in GM's Annual Report on Form 10-K, pages II-58 and II-59. The information included herein was included in substantially the same form with certain other information in a Current Report on Form 8-K dated March 14, 1997, which was filed with the SEC by Raytheon Company on May 23, 1997.

              No assurance can be given that the Hughes Transactions will be completed; however, management of GM and Hughes and GM's Board of Directors expect to solicit stockholders' approval of the planned transactions in late 1997, if certain conditions are satisfied.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit
         Number                     Description

         23                         Consent of Deloitte and Touche LLP

         99.1 The audited combined balance sheet of Hughes Defense as of December 31, 1996 and December 31, 1995, and the related combined statement of income and parent company's net investment and combined statement of cash flows for each of the three years in the period ended December 31, 1996.

         99.2 The unaudited combined balance sheet of Hughes Defense as of March 31, 1997 and December 31, 1996, and the related combined statement of income and parent company's net investment and combined statement of cash flows for the three months ended March 31, 1997 and 1996.


















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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    June 23, 1997
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                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                            Chief Accounting Officer)














































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